Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in following Registration Statements:
1)	Registration Statement (Form S-3 No. 333-138475) of Hercules Offshore, Inc. and in the related Prospectus

2)	Registration Statement (Form S-8 Nos. 333-129344, 333-134135, 333-149289) of Hercules Offshore, Inc.
of our reports dated February 25, 2009, with respect to the consolidated financial statements of Hercules Offshore, Inc., and the effectiveness of internal control over financial reporting of Hercules Offshore, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Houston, TX
February 25, 2009